Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

As independent accountants, we hereby consent to the incorporation by reference in this registration statement of our reports included in Intelisys Aviation Systems of America Inc.'s Form 10-KSB for the year ended December 31, 2003, and to all references in our Firm included in this registration statement.


                                             /s/ Grant Thornton LLP
                                             Chartered Accountants

Moncton, New Brunswick
Canada
April 22, 2004